                                                                 EXHIBIT 10.28.1

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN REDACTED PROVISIONS OF THIS AGREEMENT. THE REDACTED PROVISIONS ARE IDENTIFIED BY THREE ASTERISKS ENCLOSED BY BRACKETS AND UNDERLINED. THE CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                   AMENDMENT 2
                              TO SERVICES AGREEMENT

This Amendment #2 ("AMENDMENT #2) is an amendment to the Services Agreement dated January 11, 2002, as amended (the "AGREEMENT") by and between Exult, Inc. ("SERVICE PROVIDER") and The Prudential Insurance Company of America ("CLIENT") This Amendment # 2 to the Agreement is entered into by Service Provider and Client as of December 31, 2002 ("AMENDMENT2 EFFECTIVE DATE").

1. Definitions. Capitalized terms used in this Amendment 2 not defined herein shall have the definitions ascribed to them in the Agreement.

2. Scope. The Agreement is hereby amended by this Amendment 2 to replace the existing Schedule C in its entirety with the revised and amended Schedule C attached hereto.


For and in consideration of the agreements set forth herein, Service Provider and Client hereby enter into this Amendment # 2 as of the date set forth below. Except as amended by this Amendment # 2, the terms of the Agreement shall continue in full force and effect.

                                   THE PRUDENTIAL INSURANCE COMPANY
                                   OF AMERICA

                                   By: /s/ Sekhar Ramaswamy

                                        Name:   Sekhar Ramaswamy

                                        Title:  Vice President, Human Resources

                                        Date:



                                   EXULT, INC.

                                   By: /s/ Jay R. Ackerman

                                        Name:   Jay R. Ackerman

                                        Title:  Vice President

                                        Date:
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PROPRIETARY AND CONFIDENTIAL                                    PRUDENTIAL/EXULT




                               SERVICES AGREEMENT
                                   SCHEDULE C
                                FEES AND CHARGES
                                 UPDATE 12-30-02




Schedule C - Final                                                         Exult
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PROPRIETARY AND CONFIDENTIAL                                    PRUDENTIAL/EXULT




1.         Introduction

2.         Definitions

3.         Verification

4.         Charging Methodology

5.         Third Party Costs

6.         Invoicing

7.         Reserved

8.         Termination

9.         Cost of Living Adjustment

10.        Project Charges/Rate Chart

11.        Transfer of Know-How


Schedule C - Final                                                         Exult

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PROPRIETARY AND CONFIDENTIAL                                    PRUDENTIAL/EXULT

1. INTRODUCTION

This Schedule describes the methodology for determining the Charges to be paid by Client to Service Provider for the performance by Service Provider of its obligations under the Agreement as well as the associated processes for invoicing Client for such Charges.

2. DEFINITIONS

Unless otherwise specified, any capitalized terms that are not defined in this Schedule shall have the meanings assigned to them in the Agreement. The following terms shall have the meanings set out below:

"ACTIVE EMPLOYEES" means the number of current, active Client employees, eligible to receive Services from Service Provider, measured monthly by Resource Unit Categories listed in Table 4.2.1.1, on the last business day of the month.

"ACTUAL RESOURCE UNITS" means the actual volumes of Services delivered with respect to a Resource Unit Category in a Volume Measurement Period, calculated in accordance with Section 4.2 of this Schedule.

"ADDITIONAL RESOURCE CHARGE" or "ARC" means the incremental charge payable by Client in addition to the charges set forth in Section 4.1.1 for a particular Resource Unit Category for a particular Volume Measurement Period when Service Provider delivers Service volumes that exceed the upper Band limit for that Resource Unit Category during that Volume Measurement Period. "ALLOCATED COSTS" means charges billed to Service Provider by the Client for the provision of Check Printing and Distribution.

"BAND" means, with respect to each Resource Unit Category, the range of volumes of Services [***]* greater than or [***]* less than the Baseline Volume related to such Resource Unit Category within which the monthly charges are not adjusted by ARCs or RRCs. The Band measurements as of the Effective Date are set forth in Table 4.2.1.1 of this Schedule and are subject to verification and adjustment as set forth herein.

"BASELINE CHARGES" means the base amount as described in Section 4.1 of this Schedule C [***]*

"BASELINE VOLUME" means [***]* as set forth in Table 4.2.1 of this Schedule and subject to verification and adjustment as set forth herein. "CHARGES" means all amounts and categories of amounts that are or may become payable by Client to Service Provider under the Agreement.

"CONTRACT YEAR" has the meaning set forth in Section 1.01 of the Agreement.

"CLIENT BASELINE SPEND" means [***]*

[***]*

"FEES AT RISK" means the amount available for possible Service Credits subject to the calculation [***]* as described in Section [***]* of Schedule C and Schedule B.

"FULL-TIME EQUIVALENT" or "FTE" means [***]* of work per year by a Service Provider employee, independent contractor or agent (or more than one (1) such employee, independent contractor or agent where the combination of such persons equals [***]* per week) working full time (defined as [***]* per week), exclusive of training days, vacation, holidays, sick days or any legally required temporary absence.

----------

* Confidential information has been omitted.


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PROPRIETARY AND CONFIDENTIAL                                    PRUDENTIAL/EXULT




"IN-SITU PERIOD" means, with respect to any Process, the period following the In Situ Process Take-On Date and before the Process Take On Date for such Process when Service Provider performs such Process using Client personnel at Client's site(s) under Service provider's management and supervision.

"IN SITU PROCESS TAKE ON DATE" means the date when the In Situ Period begins.

"IT" means the Information Technology and Information Services specified in Section [***]* of Schedule A of the Agreement.

"MAJOR ENHANCEMENT" means application changes with an estimated effort of more than [***]*.

"MINOR ENHANCEMENT" means application changes with an estimated effort of [***]*.

"PROCESS TAKE-ON DATE" means, with respect to any Process, the date on which Service Provider assumes management of and becomes responsible for providing designated Services for such Process.

"RECURRING THIRD PARTY COSTS" means Third Party Costs that are payable on a recurring basis, or are otherwise predictable.

"REDUCED RESOURCE CHARGE" or "RRC" means the incremental credit to Client that accrues when Service Provider delivers Service volumes for a particular Resource Unit Category for a particular Volume Measurement Period that are less than the lower Band limits for that Resource Unit Category during that Volume Measurement Period.

"RESOURCE UNIT CATEGORY" means each Service line item for which (i) there is a Baseline Volume and (ii) Actual Resource Units are measured, as identified in Table 4.2.1.1.

"SERVICE CREDIT" means an amount to be credited or paid to Client, at the Client's option, in the event of an unexcused failure by Service Provider to achieve a Key Performance Indicator as specified in Schedule B.

"THIRD PARTY VENDOR" is defined in Section 1.01 of the Agreement.

"THIRD PARTY VENDOR CONTRACT" is defined in Section 1.01 of the Agreement.

"THIRD PARTY COSTS" means amounts payable by Service Provider to Third Party Vendors for Services delivered pursuant to Assigned Agreements and replacements and successors thereof.

"VOLUME MEASUREMENT PERIOD" means [***]*

3. VERIFICATION During the period of [***]* following the Effective Date, the Parties shall verify Third Party Costs, Baseline Volume, Client historical achievement of service level targets, and Client Baseline Spend for each Process. This process shall involve, among other things, (i) discussions with or otherwise questioning knowledgeable members of Client's HR and IT staff concerning Client's detailed day-to-day operations and responsibilities, (ii) validation of rates and associated charges from Client, and (iii) confirmation of the numbers of Client employees or full time equivalents engaged in the performance of the Services. Upon completion of any verification and agreement by the Parties upon the results thereof, this Schedule will be amended by mutual agreement to adjust this Schedule C for discrepancies in the Client Baseline Spend and/or Baseline Volume, as appropriate, and the Parties shall use Change Control Management to assess the impact on any other Schedule of any such adjustment. The amount of annualized adjustments resulting from such verification shall be limited to two and one half percent (2.5%) of the annual Client Baseline Spend. [***]*

4. CHARGING METHODOLOGY

4.1 [***]* RECURRING THIRD PARTY COSTS

      [***]* shall commence on the Process Take-On Date as identified in Schedule G. Service Provider invoicing for Third Party Costs shall commence upon assignment of Assigned Agreements. [***]* Recurring Third Party Costs will be invoiced [***]* in advance as outlined in Section 6 of this Schedule [***]*:

----------

* Confidential information has been omitted.


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PROPRIETARY AND CONFIDENTIAL                                    PRUDENTIAL/EXULT




-     [***]*

-     Recurring Third Party Costs [***]*

-     [***]*

      In addition to the above, Service Provider will invoice Client for Third Party Costs other than Recurring Third Party Costs as outlined in Section 6. During the Termination Assistance Period, Service Provider will invoice for the amount of [***]* set forth in Table 4.1.1 until Client has advised Service Provider in writing that it has completed its transition or repatriation of all of the Services.

            4.1.1 Baseline Charges [***]* for each Contract Year are as follows:

      To be updated based on the mutual written agreement of both parties, upon finalization of calculations and evaluations by both parties and closed by [***]*.

      [***]*

            4.1.2 New Projects

      Fees under Change Orders will be invoiced in accordance with the Rate Chart set forth in Section 10 below, unless otherwise determined in accordance with Change Control Management.

      4.1.3 Software Maintenance

      Client is responsible for paying for support and maintenance as applicable for all third party software products under agreements designated as Managed Agreements or Retained Agreements. Client may elect not to maintain such support and maintenance, as provided under Section 14.01 of this Agreement.

      4.1.4 Changes to Service Levels

      If Client requests the support of Service Levels solely for Client's benefit that are higher than Service Levels currently agreed to in Schedule B, [***]* and Service Provider agrees to meet such higher Service Levels, then the equipment, tools and resources required to support such enhanced Service Levels, and any associated fees and costs must be approved through Change Control Management.

      4.1.5 [***]*

      4.1.6 Plan Chargeable Costs

      Service Provider will provide Client with reasonable breakdowns of Charges, including ARCs and RRCs, as requested by Client to enable Client to account for costs that are chargeable to Client's employee retirement and pension plans.

      4.1.7 Enhancements and Projects; Software Currency

      [***]* Additional resources for Minor Enhancements, as well as for Major Enhancements and projects under Section 8.01(c) of this Agreement, shall be mutually agreed pursuant to Change Control Management at the [***]* unless otherwise agreed. Without limiting the foregoing, in consideration of [***]*, Service Provider will maintain software currency with new releases of software being supported by Service Provider as part of the Services, within support time restrictions imposed by the provider of such software, in accordance with Service Provider's normal timing and schedule for installing such new releases. If Client wishes to have Service Provider install such new releases in advance of Service Provider's normal schedule, the Parties shall use Change Control Management to define and agree upon a project and Charges for such accelerated installation. Client shall be responsible for installation activities and upgrades to the Client Machines and Client Network, including to accommodate software currency and Enhancements.

      4.1.8 Additional Information Technology and Information Services Projects

----------

* Confidential information has been omitted.


Schedule C - Final                                                         Exult

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PROPRIETARY AND CONFIDENTIAL                                    PRUDENTIAL/EXULT




      In addition to IT projects and services set forth in the Agreement (including Section 2.9 of Schedule A), Client agrees that it will spend at least [***]* ([***]*) in calendar year [***]* and at least [***]* ([***]*) each subsequent calendar year during the Term thereafter on additional information technology and information services projects to be performed by Service Provider. The rate to be charged by Service Provider shall [***]* the rates/fees set forth in Section 10 of this Schedule C, unless otherwise agreed in writing by Client and Service Provider. Subject to the provisions in this Section 4.1.8, Client and Service Provider agree that the spend amounts set forth above are [***]* and Service Provider shall invoice Client within [***]* days of the end of each calendar year, and Client shall pay to Service Provider, any [***]* between the [***]* amounts set forth above and the actual amounts spent by Client on additional information technology and information services provided by Service Provider. Notwithstanding the foregoing, however, in the event this Agreement is terminated for any reason, there shall be no [***]* or other payments due to Service Provider under this Section 4.1.8.

4.2 ARCS/RRCS

      4.2.1 Baseline Volumes and Actual Resource Units

      Actual Resource Units for each Resource Unit Category shall be tracked by Service Provider on a [***]* basis. Provider will prepare a detailed supplementary invoice for the net amount to be paid by or credited to Client for each [***]* Volume Measurement Period, including calculations of all ARCs and RRCs, which shall be paid by Client within [***]* after receiving Service Provider's invoice, or credited to Client on Service Provider's next regular invoice. The upper and lower Band limits with respect to the Resource Unit Categories are calculated as [***]*, of the related Baseline Volumes. Baseline Volumes and Band limits (except for those measured by Active Employees) are expressed in [***]* terms, as included in Table 4.2.1.1, and will be divided by [***]* for purposes of comparing Actual Resource Units to Baseline Volumes and calculating ARCs and RRCs for any Volume Measurement Period.

TABLE 4.2.1.1 Missing volumes to be updated based on the mutual written agreement of both parties, upon finalization of December volumes and closed by [***]*.

            [***]*

      4.2.2 Calculation of ARCs and RRCs

            [***]*

                                 TABLE 4.2.2.3

            [***]*

                   4.2.2.4 Sample ARC/RRC Calculation-Payroll

                                 TABLE 4.2.2.4

            [***]*

   4.2.2.5 Additional Charges Arising from Volume Changes. If the Actual Resource Units increase or decrease outside the ranges set forth in Table 4.2.2.3, the Parties shall use Change Control Management to determine the applicable ARC and RRC rates for the applicable volumes. Pending agreement on such ARC and RRC rates, for volumes outside the ranges in Table 4.2.2.3, Service Provider shall invoice and Client shall pay ARCs or credit RRCs using the rates at the highest or lowest of the ranges in Table 4.2.2.3 as applicable subject to adjustment pursuant to the Change Order. The Parties will also use Change Control Management to determine the additional non-recurring Charges for transitions, implementations and conversions of systems, facilities and any

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* Confidential information has been omitted.


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PROPRIETARY AND CONFIDENTIAL                                    PRUDENTIAL/EXULT




   Changes in the scope of Services related to and necessary for extra Project staff and resources to accommodate changes in Actual Resource Unit volumes.

            4.3 SERVICE CREDITS

      4.3.1 Service Credits

      In the event of [***]* specified in Schedule B, Service Provider shall be liable for Service Credits as follows:

      1. Any Service Credit payment will be reported, calculated, and paid or credited [***]*.

      2.    [***]*

      3.    [***]*

      4. Service Credits shall be calculated in accordance with Schedule B, and paid by Service Provider or credited as incurred against the next succeeding invoice at Client's option.

      5. During the first [***]* after moving Services to operations under the DRP, in the event Service Provider fails to provide a Service at [***]*, Client shall be entitled to receive [***]* of the applicable Service Credit. After [***]* of operating under the DRP, the regular Service Levels and full Service Credits described in Schedule C shall apply. Notwithstanding the foregoing, Service Provider shall not be excused for failure to meet any Service Levels specifically set forth in the DRP.

      The Parties understand and intend that Fees at Risk are liquidated damages as set forth in Section 6.06 of the MSA and agree that the amounts of the Fees at Risk are reasonable.

5.    THIRD PARTY COSTS

5.1   INVOICING.

      Following assignment and/or novation of Third Party Vendor Contracts, Service Provider will review and pay third party invoices under such Third Party Vendor Contracts. Recurring Third Party Costs shall be invoiced [***]* in accordance with Section 4.1 and Section 6 of this Schedule and a true-up based upon the actual invoice amount will be either billed (if actual invoice is greater) or credited (if actual invoice is less) in the subsequent [***]*. The remaining Third Party Costs shall be invoiced as received by Service Provider. All invoices are due and payable within [***]* of receipt of invoice unless otherwise agreed.

5.2   [***]*

5.3   [***]*

5.4   [***]*

5.5   INSOURCING.

      Service Provider may in its discretion from time to time provide directly, using its own resources and affiliates to provide, any Services to Client previously provided by Third Parties under Assigned Agreements or replacements and successors thereto (such provision of Services called "Insourcing" and such Services called "Insourced Services"). In such event, Service Provider will invoice to Client and Client will pay for Insourced Services, [***]*

5.6 [***]*

5.7 [***]*

5.8 ACCESS; UNAPPROVED THIRD PARTY USE

[***]*

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* Confidential information has been omitted.


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PROPRIETARY AND CONFIDENTIAL                                    PRUDENTIAL/EXULT




5.9   INDEXING

In establishing [***]* for purposes of [***]*, cost of living adjustments ("COLA") shall be handled as follows. Where a Third Party Vendor Contract includes a provision for index-based increases or other COLA, such provision shall be incorporated into the [***]* calculation. By way of example, if a Third Party Vendor Contract contains a unit price of [***]* If such Third Party Vendor Contract prohibits the supplier from increasing prices over a specified term, then no COLA shall be included in the [***]*. If a Third Party Vendor Contract does not specifically provide for or prohibit COLA, then the [***]* shall establish in advance how COLA shall be handled in the applicable [***]*.

6. INVOICING Service Provider shall deliver a correct and detailed invoice on or about [***]* for the [***]*, and Recurring Third Party Costs with respect to the Services to be performed during such [***]* and each such correct and detailed invoice shall be due in immediately available funds [***]* of receipt by Client of such invoice. Any sum due Service Provider pursuant to this Agreement for any Charges other than the [***]* and Recurring Third Party Costs shall be billed [***]* after the completion of the applicable Services and payment shall be due and payable [***]* after receipt by Client of a correct and detailed invoice from Service Provider. All invoices shall be submitted to Client to the attention of [***]*. Interest for late payments will be charged [***]*. Service Provider agrees [***]*

7.    RESERVED

8.    TERMINATION

8.1   TERMINATION FOR CONVENIENCE

      As described in Section 21.01 of the Agreement, in the event of a termination for convenience, Client will pay Service Provider the full amount set forth in Table 8.1 for the month within which the effective date of the termination occurs. Client will pay [***]* of fee when Service Provider begins to perform Termination Assistance and [***]* on the Termination Date (the date that Client has transitioned the last Process from Service Provider). The fee set forth in Table 8.1 includes recognition for Service Provider's set up and direct installation costs in the event of a termination under Section 21.01 of the Agreement. [***]*

                                    TABLE 8.1

[***]*

8.2   [***]*

8.2.1 [***]*

8.2.2 [***]*

9.    COST OF LIVING ADJUSTMENT

      9.1 Beginning [***]* and other fees and charges of Service Provider will be increased by a factor equal to [***]*. If [***]* is no longer maintained by [***]*, then a successor index maintained by [***]* that most closely approximates [***]* will be used. If a transition is made from [***]* to a successor index, then for the year in which the transition takes place, the parties will use the applicable translation or conversion methodology published by [***]*, and in the absence thereof the Parties will base adjustments for the year in which the transition takes place upon a comparison of the successor index with such index for the prior year. The Parties may change the index by mutual agreement through a Change Order. In other words, any increases in [***]*

----------

* Confidential information has been omitted.


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PROPRIETARY AND CONFIDENTIAL                                    PRUDENTIAL/EXULT




            index in excess of [***]* for any adjustment period will result in a percentage increase in Service Provider's fees and charges hereunder [***]*.

      9.2 If Client notifies Service Provider that it desires to renew this Agreement then the Term shall be extended on the same terms and conditions for the next Renewal Period, except that beginning on the first day of each Renewal Period, the Charges will be subject to [***]* for the calendar year immediately preceding the calendar year during which an increase in the Charges is sought.

10.   PROJECT CHARGES / RATE CHART

      [***]*

11.   TRANSFER KNOW-HOW

11.1  BACKGROUND

      Client possesses various intangible: (a) methods, (b) procedures, (c) techniques and (d) know-how to perform the various activities covered by the Services (collectively, the "KNOW-HOW")

11.2  TRANSFER

      [***]*

11.3  PAYMENT

      [***]*

11.4  NO WARRANTY

      THE WARRANTY DESCRIBED IN THIS SECTION 11 IS WITHOUT ANY WARRANTY, INCLUDING THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE OR TITLE OR INFRINGEMENT.

11.5  EFFECT

      [***]*

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* Confidential information has been omitted.


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